AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1998

                                                    Registration No. 333-25691

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                        CONNECTICUT ENERGY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             CONNECTICUT                              06-0869582
   (STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER IDENTIFICATION
   INCORPORATION OR ORGANIZATION)                       NUMBER)


                                855 MAIN STREET
                         BRIDGEPORT, CONNECTICUT 06604
                                 800-760-7776
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                                CAROL A. FOREST
               VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER
                                 AND TREASURER
                        CONNECTICUT ENERGY CORPORATION
                                855 MAIN STREET
                         BRIDGEPORT, CONNECTICUT 06604
                                 800-760-7776
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------

                                  COPIES TO:

      SAMUEL W. BOWLBY, ESQUIRE               MICHAEL F. CUSICK, ESQUIRE
 VICE PRESIDENT, GENERAL COUNSEL AND     WINTHROP, STIMSON, PUTNAM & ROBERTS
              SECRETARY                         ONE BATTERY PARK PLAZA
   CONNECTICUT ENERGY CORPORATION            NEW YORK, NEW YORK 10004-1490
           855 MAIN STREET                          (212) 853-1000
    BRIDGEPORT, CONNECTICUT 06604
           (800) 760-7776

                               ---------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE
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                                       PROPOSED
                                        MAXIMUM     PROPOSED
                                       AGGREGATE     MAXIMUM        AMOUNT OF
   TITLE OF SHARES     AMOUNT TO BE     PRICE       AGGREGATE     REGISTRATION
   TO BE REGISTERED     REGISTERED     PER UNIT    OFFERING PRICE      FEE*
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Common Stock, par
value $1.00 per
share**...........    1,750,000 shares    $21.625    $37,843,750     $11,468

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*	Previously paid.
**	Includes Rights to Purchase Common Stock ("Rights"). The Rights are
associated with and trade with the Common Stock. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


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PROSPECTUS SUPPLEMENT NO. 3 DATED SEPTEMBER 1, 1998
(TO PROSPECTUS DATED SEPTEMBER 26, 1997)


CONNECTICUT ENERGY CORPORATION


THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
_____________________________________________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
_____________________________________________________________________________

I.	AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (hereinafter, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), of which this Prospectus is a part, with respect to the Common Stock offered hereby. Reference is made to such Registration Statement for further information with respect to the Company and the Common Stock offered hereby. In addition, certain information contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more documents incorporated by reference in the Registration Statement. Accordingly, the information contained herein is qualified in its entirety by reference to the Registration Statement and such documents and should be read in conjunction therewith. Copies of the Registration Statement may be inspected without charge at offices of the Commission, and copies of all or any portion thereof may be obtained from the Commission upon payment of the prescribed fee.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act. The address of such Internet Web site is http://www.sec.gov. Such reports, proxy statements and other information may also be inspected at the office of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


II.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the fiscal year ended
September 30, 1997, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, the definitive Proxy Statement of the Company on Schedule 14A, filed with the Commission on December 10, 1997, in connection with the Annual Meeting of Shareholders held on January 27, 1998, and the Company's Current Report on Form 8-K dated
July 28, 1998, filed by the Company with the Commission pursuant to the 1934 Act, are hereby incorporated in this Prospectus by reference. The registration statement on Form 8-A for registration of the Company's Rights to Purchase Common Stock, filed with the Commission on August 26, 1998, contains a complete description of the Rights to Purchase Common Stock and is hereby incorporated in this Prospectus by reference.

All documents subsequently filed by the Company pursuant to Section
13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently incorporated document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON
TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO CAROL A. FOREST, VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER, CONNECTICUT ENERGY CORPORATION, 855 MAIN STREET, BRIDGEPORT, CONNECTICUT 06604 (TELEPHONE: 800-760-7776).


                                    SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, Connecticut Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, and the State of Connecticut, on this 1st day of September 1998.


                                   CONNECTICUT ENERGY CORPORATION


                                   By     /s/ Joseph R. Crespo
                                         -----------------------
                                              Joseph R. Crespo
                                           Chairman of the Board


      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                       Title                      Date
        ---------                       -----                      ----


/s/ Joseph R. Crespo          Chairman of the Board,     	   September 1, 1998
----------------------------  President and Chief Executive
	   Joseph R. Crespo          Officer


/s/ Vincent L. Ammann, Jr.    Vice President and Chief  	    September 1, 1998
----------------------------  Accounting Officer
    Vincent L. Ammann, Jr.


/s/ Carol A. Forest           Vice President, Finance,   	   September 1, 1998
----------------------------  Chief Financial Officer,
    Carol A. Forest           Treasurer and Assistant
                              Secretary


/s/ Henry Chauncy, Jr.*       Director                       September 1, 1998
----------------------------
    Henry Chauncy, Jr.


/s/ James P. Comer, M.D.*     Director                       September 1, 1998
----------------------------
    James P. Comer, M.D.


/s/ Richard R. Freeman*       Director                       September 1, 1998
----------------------------
    Richard R. Freeman


/s/ Richard M. Hoyt*          Director                       September 1, 1998
----------------------------
    Richard M. Hoyt


/s/ Paul H. Johnson*          Director                       September 1, 1998
-----------------------------
    Paul H. Johnson


/s/ Newman M. Marsilius III*  Director                       September 1, 1998
-----------------------------
    Newman M. Marsilius


/s/ Samuel M. Sugden*         Director                       September 1, 1998
-----------------------------
    Samuel M. Sugden


/s/ Christopher D. Turner*    Director                       September 1, 1998
-----------------------------
    Christopher D. Turner


/s/ Helen B. Wasserman*        Director                      September 1, 1998
-----------------------------
    Helen B. Wasserman


*By /s/ Carol A. Forest
-----------------------------
Carol A. Forest as Attorney-in-Fact